Exhibit 10.6

BioCancell Ltd.

(“the Company”)

Employee, Officer and Consultant Reward Plan 2011

1.	The Plan and its objectives

The Plan is designed to incentivize employees, directors, officers and consultants of the Company and of its Affiliate Companies (as those terms are hereinafter defined), with the object of encouraging them to contribute to the development of its business or that of the Affiliate Companies, and increase those employees’ identification with the Company or its Affiliate Companies.

2.	Definitions

2.1	Unless the context otherwise requires, the terms set out below shall in this Plan bear the meaning set out opposite them:

“TASE” -	Tel Aviv Stock Exchange.

“Exercise Notice” -	within the meaning of section 7.4.1 hereof.

“Tax Provisions” -	the tax provisions pursuant to the relevant tax track under Section 102 or the tax provision contained in Section 3(i).

“the Company” -	BioCancell Ltd., a company incorporated according to the laws of the State of Israel.

“Option Warrants Grant” -	the grant by the Company of the Option Warrants to the Offeree by the Grant Letter (as those capitalized expressions are hereinafter defined).

the “Ordinance” and/or the “Income Tax Ordinance” -	the Income Tax (New Version) Ordinance, 5721-1961 as amended from time to time, including such Regulations and/or Rules and/or Orders and/other provisions that have been or will be issued by virtue thereof.

“Allotment” -	allotment of Option Warrants of the Company to a Trustee on behalf of or to the Offeree.

“Affiliate Company” -	a company that is the controlling stockholder of the Company, a company that is controlled by the Company, or a company which has a controlling stockholder in common with the Company.

“Law” -	the laws of the State of Israel, as amended from time to time.

“Trading Day” -	a trading day on the TASE.

“Effective Date” -	the date from which the vesting period of the Option Warrants will commence, and which, unless otherwise prescribed by the Plan Manager in the Grant Letter, shall be the day on which the Option Warrants will be allotted to the Trustee on behalf of or to the Offeree, as the case may be.

“Consultant” -	a party who provides services to the Company (other than a director), who is entitled to receive Option Warrants according to Section 3(i).

“Section 102 Rules” or “the Rules” -	Income Tax (Tax Relief on the Allotment of Employee Shares) Rules, 5763-2003.

“Option Warrants” -	option warrants to acquire a single ordinary share of the Company pursuant to the terms of this Plan. The Option Warrants will not be listed for trading.

“Allotment Date” -	as stated in section 6.2.1 or 6.2.2 hereof, as appropriate.

“Exercise Price” -	pursuant to the provisions of section 7.1 hereof.

“Merger” or “Merger Deal” -	as defined in section 4.5 hereof.

“Grant Letter” -	letter from the Company to the Offeree in which notice will be given to the Offeree regarding the resolution to allot to him Option Warrants pursuant to the provisions of this Plan. The Grant Letter will, inter alia, set out the following: (1) the Exercise Price; (2) the number of Option Warrants that are granted to the Offeree; (3) the tax track elected by the Company or Affiliate Company, as appropriate, pursuant to the provisions of section 11 of the Plan; and (4) the vesting period and vesting dates.

“Manager” and/or “the Plan Manager” -	the board of directors of the Company (the “BOD” or the “BOD of the Company”) or Committee that has been appointed by the BOD of the Company and which has been empowered by it to manage this Plan, subject to the provisions of the Companies Law, 5759-1999. If, subject to the provisions of the Company’s by-laws (as amended from time to time) the Plan Manager is a BOD-appointed Committee, such Committee will consist of not less than two (2) members, at least one of whom shall be an external director, all as directed by the BOD.

“Share or “Shares -	an ordinary NIS 0.01 par value share of the Company.

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“Exercise Shares” -	shares that have been or will be allotted by the Company following the exercise of Option Warrants that have been granted to the Offeree as more particularly detailed in the provisions of the Plan. The Exercise Shares will be listed for trading, following the allotment thereof.

“the Tax Track” -	one of the three tax tracks described in Section 102, as follows: (1) capital gains track by trustee; (2) work income track by trustee; (3) track without a trustee (work income); as more particularly detailed in section 11 of this Plan, respectively.

“Officer” -	as defined in Section 1 of the Companies Law, 5759-1999.

“Offeree” -	an employee, Consultant (as defined above), director or Officer of the Company or of an Affiliate Company, to whom Option Warrants have been granted pursuant to the provisions of this Plan.

“Trustee”	a trustee within the meaning of Section 102(a) of the Ordinance, and in Rules 2 and 3 of the Rules, who has been appointed by the Company to hold in trust, the Option Warrants that are granted according to this Plan and the Exercise Shares, as the case may be, on behalf of Offerees.

“Disability” -	for the purposes of this Plan – in the context of the termination of the employer-employee relationship, as such term or like term is defined in the Offeree’s employment agreement and in the absence of such definitions, the Offeree’s inability, as determined by a competent physician whose findings are acceptable to the Company, to effectively perform his primary duties in the Company as a result of sickness or injury for a continuous period exceeding 180 days;

“Cause” -	for purposes of this Plan – in the context of the termination of the employer-employee relationship, as such term or like term is defined in the Offeree’s employment agreement or in the agreement by virtue of which the Offeree supplies services to the Company (in regard to persons other than an employee of the Company) and in the absence of such definition; (1) conviction of an offense or felony carrying moral ignominy or which affect the Company; (2) the continued unreasonable refusal on the part of the Offeree to perform a reasonable lawful instruction with which he has been tasked by the Company (including the Offeree’s superior) in connection with the Company’s or its Affiliate Company’s business and which could have been performed lawfully; (3) fraud or embezzlement of the funds of the Company or an Affiliate Company; (4) breach of the duty of trust or duty of care towards the Company by its director; (5) the disclosure of confidential information of the Company or breach of the duty of non-competition with the Company or any other breach towards the Company; or (6) such definition of “Cause” as is found in the personal service agreement of an Offeree, being an employee.

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“Section 102” -	Section 102 of the Ordinance.

“Section 3(i) -	Section 3(i) of the Ordinance.

“Retirement” -	in the context of the termination of the employer-employee relationship, the Offeree reaching the earlier of : (1) the retirement age prescribed by Law; or (2) the retirement age prescribed in the Offeree’s employment agreement.

“Control” or “Controlling Party” -	as defined in Section 102 of the Ordinance.

“Plan” -	this Plan (as amended from time to time);

“Blocking Period” -	the period that the Option Warrants and Exercise Shares will be held by the Trustee for the benefit of the Offeree, as more particularly described in the provisions of Section 102 and the Tax Track that has been selected by the Company.

“Option Warrants Term” -	in relation to the Option Warrants that have been granted but not exercised – the period specified in section 9 hereof.

2.2	Without derogating from the interpretation of the definitions appearing in section 2.1 above, expressions used in this Plan and which relate to the singular will include the plural and vice versa, and expressions pertaining to gender shall equally apply to both genders, save where the context otherwise requires.

3.	Shares designated for the grant of Option Warrants

The Plan Manager may, from time to time, but shall not be obliged to, determine an aggregate number of Exercise Shares that will be granted according to this Plan and any amendment thereto. Such number of Exercise Shares (if and to the extent so determined) shall be subject to adjustments that will be required in order to implement the provisions of the Plan pursuant to the provisions of section 4 hereof.

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In the event of the Offeree’s entitlement to all or any of the Option Warrants that have been granted to him for any reason shall expire, such Option Warrants will revert to the Plan and may be re-allotted.

4.	Adjustments

The Option Warrants are subject to the following adjustments:

4.1	Bonus shares

In the event of the Company distributing bonus shares, the Effective Date for the distribution of which will fall after the allotment date of the securities to the Offeree, but prior to the securities having been exercised or having expired, the aggregate number of shares that may be allotted under the Plan (and for which Grant Letters have not yet been granted or have been granted but expired, but which may be re-granted pursuant to the terms of the Plan) and the number of Exercise Shares to which the Offeree is entitled at the time of exercising the securities will increase by such number of shares to which the Offeree would have been entitled as bonus shares had he exercised the securities before the record date for the distribution of the bonus shares. The Exercise Price of each security shall be unchanged as a result of the increase of the number of the Exercise Shares to which the Offeree is entitled following the distribution of the bonus shares.

4.2	Alteration of capital

In the event of a split, consolidation or re-classification of the Company’s share capital or other like equity event, the Plan Manager will effect the necessary adjustments required to the aggregate number of shares that may be allotted under the Plan (for which the Grant Letters have yet to be granted or have been granted but have expired and which may be re-granted pursuant to the terms of the Plan (and likewise to the number of the Exercise Shares to which the Offeree is entitled at the time of the exercise of the securities and also to the Exercise Price in order to prevent the dilution or the increase of an Offeree’s rights in the framework of the Plan in relation to the number of the Exercise Shares.

4.3	Rights issue

In the event of a rights offering by the Company to all of its shareholders or of options to acquire shares or securities that are convertible into the Company’s shares, the Effective Date for the distribution of which will fall after the date of the allotment of the securities to the Offeree, but prior to the securities having been exercised or expired, the aggregate number of shares that may be allotted under the Plan (for which the Grant Letters have yet to be granted or which have been granted but expired and which may be re-granted pursuant to the terms of the Plan) will increase and likewise the number of Exercise Shares to which the Offeree is entitled at the time of exercising the securities pursuant to the benefit component inherent in such grant of rights or options. The benefit component as well as such adjustments mentioned will be set by the Plan Manager, inter alia, based on the relevant TASE Rules.

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4.4	Cash dividend

In the event of the Company distributing a cash dividend, the Effective Date for whose distribution will fall after the allotment date of the securities to the Offeree, but prior to the securities having been exercised or expired, the Exercise Price of each security will be reduced by the amount of the dividend per share less tax, provided that the Exercise Price will not be less than the nominal value of the share. For the avoidance of any doubt, it is clarified that save as detailed above, no adjustment will be made to the number of the Exercise Shares or the Exercise Price in consequence of the distribution of a cash dividend.

4.5	Merger, acquisition or sale of assets

4.5.1	In the event of: (a) a merger or consolidation in which the Company is not the “absorbing” entity or in consequence of which the other company will become the parent company of the Company, directly or indirectly, or in which the Company is the absorbing entity (company) but in consequence of which a third party will hold 50% or more of the voting rights in the Company; or (b) the acquisition of all or a majority of the ordinary shares of the Company; or (c) in the event of the sale of all or a majority of the Company’s assets; or (d) spinoff of the Company; or (e) such other transaction being substantially similar in nature; (each of such events being hereinafter called in this section: “Merger”), the securities that have been granted but have yet to be exercised will be exchanged by alternative securities of the Company following the Merger or in its Affiliate Company, as determined by it, and pursuant to that described below. In the event of the merged Company or its parent company or subsidiary not granting such alternative securities, then and in such case the securities held by the Offerees, including those which have yet to vest pursuant to the vesting terms of the allotment, may be exercised by no later than ten days following the date of the completion of the Merger provided that, unless otherwise prescribed by the Plan Manager, the realization of Option Warrants which, had it not been for the purchase, would not have been exercisable, will be conditional on the completion of the Merger.

4.5.2	For the purposes of this section, an Option Warrant will be deemed to have been replaced if, following the Merger, the Option Warrant will grant the holder thereof the right to acquire or receive for each share to which he would have been entitled by virtue of the securities which were in his possession concurrently with the Merger, the consideration (whether by way of shares, cash, other securities or other assets) which was discharged in the Merger transaction to the Company’s shareholders for each share that was held by them on the Effective Date for the Merger (or the equivalent proceeds or such other mechanism as will be fixed by the Plan Manager, at its sole determination).

4.5.3	The Plan Manager’s authority to effect adjustments and provide clarifications and make determinations in connection with the grant of the securities will be construed as widely as possible in order to afford the Plan Manager the maximum power and flexibility in interpreting and implementing the provisions of the Plan in the case of a Merger, in order to prevent the dilution or increase of an Offeree’s rights in the framework of the Plan in relation to the number of the Exercise Shares.

4.6	In relation to the adjustments that have been set above, the following provisions will apply:

The adjustments will be made by the Plan Manager whose determinations on this subject are final and binding.

4.7	In the event of the Company being required, as a result of the adjustments described in this section to allot fractional shares, the Company shall not allot such fractional shares and the number of the Exercise Shares that will be allotted to an Offeree will be rounded upwards to the nearest complete share.

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5.	Management of the Plan

5.1	Powers

Subject to the provisions of the Law, the corporate documents of the Company and any other resolution by the BOD of the Company, the Plan Manager will be authorized at its sole determination, to exercise all of the powers and authorities (subject to obtaining BOD approval, if such approval is required by law), whether such powers and authorities have been granted expressly under the Plan or such powers and authorities are required or desirable in order to manage the Plan, including:

5.1.1	To resolve on:

5.1.1.1	The parties who will be the Offerees under the Plan, the number of Option Warrants that will be granted to each Offeree, the vesting period with respect to each Offeree and the Exercise Price of the Option Warrants (subject to receiving BOD approval, if such approval is required by law);

5.1.1.2	The date and/or the dates on which Option Warrants will be granted;

5.1.1.3	Whether, the extent and under such circumstances it will be possible to repay, cancel, attach, exchange or waive an Option Warrant;

5.1.1.4	Such other direction or condition according to which the Option Warrant will be granted, in addition to those that are set out in the Plan;

5.1.1.5	To take such other step or action as is necessary or desirable in order to manage and implement the Plan;

5.1.1.6	The making of modifications to the Plan;

5.1.2	To construe any provision of the Plan and effect any action that is required as a result of such construction, including[1]:

5.1.2.1	To accelerate the dates according to which the Option Warrants that are granted may be exercised;

5.1.2.2	To exercise the authorities granted to it pursuant to the provisions of the Plan;

5.1.2.3	To the extent necessary – to interpret and instruct how any of the provisions of the Plan should be performed.

1 If there are American Offerees according to the Plan – the exercise of some of the Plan Manager’s authorities according to section 5.1.2 of the Plan may cause the Plan to be deemed to be variable pursuant to the provisions of US GAAP. For this reason, the Plan Manager will consult a professional consultant prior to exercising such authorities.

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5.2	Restrictions

Notwithstanding that stated in section 5.1 above, no interpretation, decision or action by or of the Plan Manager will deviate from the provisions contained in Section 102 and the Rules, and any waiver or amendment to or of any of the terms of the Plan will not materially affect the Offerees’ rights in respect of Option Warrants that have been granted under the Plan, without the consent of the above Offerees first being received.

6.	Allotment of Option Warrants

6.1	Conditions for allotting Option Warrants

Option Warrants may be allotted on any date after the following cumulative conditions have been fulfilled, the complete fulfillment of which is a sine qua non to effecting the allotment to the Offeree:

6.1.1	Obtaining approval for the Plan from the authorized Company organs;

6.1.2	In relation to an allotment according to Section 102 of the Ordinance with a Trustee – thirty (30) days have elapsed from the date of the filing of the application for approval of the Plan with the tax authorities in Israel pursuant to the requirements appearing in the Ordinance or in Section 102 and the Rules, as appropriate, (if the filing of such application is required according to Section 102)[2];

6.1.3	All the remaining approvals, consents and other conditions that are required according to the Law will have been received or fulfilled.

6.2	Allotment date

6.2.1	On an allotment under a Track with a Trustee – the allotment date for the purpose of this Plan will be deemed to be the date on which the Company notifies the Trustee in writing that Option Warrants have been allotted in its name on the Offerees’ behalf pursuant to the provisions of this Plan.

6.2.2	On an allotment under a Track without a Trustee – the allotment date for purposes of this Plan will be deemed to be the date on which the employee will have signed the Grant Letter pursuant to the provisions of this Plan.

7.	Exercise of Option Warrants

7.1	Exercise Price

Unless otherwise prescribed by the Plan Manager, the Exercise Price for each Option Warrant that will be allotted according to this Plan shall be the average closing price of the Company’s shares on the TASE during the twenty two (22) trading days on the TASE which preceded the date on which the BOD approved the allotment of the Option Warrants for that Offeree, provided that it is not lower than the par value of the share or the share price in the market at the end of the day of the approval of the allotment thereof by the BOD. The Exercise Price will be set out in the Grant Letter. The manner of exercise will be pursuant to that stated in section 7.4 hereof. Payment for the Exercise Shares will be made: (1) in cash; or (2) by check to the order of the Company or (3) such other means of payment that is acceptable to the Company, as determined by the Plan Manager.

2 In any event, on an allotment according to Section 102 of the Ordinance with a Trustee, the Allotment Plan and the Trustee must be approved by the Tax Office Assessing Officer, but if the Assessing Officer has failed to respond within 90 days of the date of filing the Plan and the Trustee for approval, the Allotment Plan or the Trustee, as appropriate, will be regarded as having been approved.

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7.2	Vesting period and acceleration of vesting

Unless otherwise prescribed by the Plan Manager, Option Warrants for a particular Offeree will vest and may be exercised in sixteen (16) equal portions (each portion to be 6.25% of the total number of the Option Warrants that have been granted to the Offeree), at the end of each calendar quarter from the date of the allotment and shall be exercisable until the end of the Option Warrants Term on condition that the Offeree will be employed by the Company or an Affiliate Company or will provide them with services on such vesting dates mentioned.

Pursuant to the foregoing, all of the Options will vest and be exercisable on the expiry of 16 calendar quarters after the date of the allotment of the Option Warrants to the Trustee on the Offeree’s behalf.

The Plan Manager may, at its sole determination, resolve that certain circumstances as will be set out in the resolution justify the acceleration of the Vesting Period of Option Warrants that have yet to vest, in whole or in part, in relation to all or some of the Offerees.

7.3	Minimum exercise

Option Warrants may not be exercised into fractions of shares.

It is clarified that the partial exercise of a number of Option Warrants that have been granted to an Offeree will not cause the expiration, termination or cancellation of the remaining Option Warrants that are held on his behalf by the Trustee, and which have yet to be exercised by him.

7.4	Manner of exercise

Subject to the remaining terms prescribed in this Plan and in the Grant Letter, insofar as the Offeree shall wish to exercise all or part of his Option Warrants according to this Plan, he may do, so from time to time, during the Exercise Period only, by written Exercise Notice given pursuant to the terms set out below.

7.4.1	Exercise Notice

Subject to the provisions of this Plan, the Offeree may exercise all or part of the Option Warrants during the Option Term by the Offeree signing an Exercise Notice in the form to be prescribed by the Plan Manager and delivery of the Exercise Notice signed in the original by personal delivery to the Company (at its registered office) and to the Trustee. The Exercise Notice shall inter alia, include: “(1) the Offeree’s identity; (2) number of Option Warrants that the Offeree seeks to exercise; and (3) the Exercise Price in respect of the Exercised Option Warrants; (hereinafter: “the Exercise Notice”) and the Exercise Notice will be delivered to the Company on a trading day only. The Plan Manager may direct a change in the form of the Exercise Notice or the manner of the dispatch thereof.

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7.4.2	Delivery of the Exercise Notice accompanied by the Exercise Price:

Delivery of the Exercise Notice will be effected at the Company’s offices, by no later than the expiration of the Exercise Period accompanied by payment of the Exercise Price (as defined above) in respect of each Option Warrant the exercise of which is requested in the Exercise Notice.

It is clarified that insofar as the Exercise Price on the exercise date (after the making of the adjustments mentioned in section 4 above, to the extent necessary), shall be lower than the nominal value of an ordinary share of the Company (hereinafter: “the Differential”), then the Company shall, by the date of the allotment of the Exercise Shares, convert in its financial statements an amount equaling the Differential into “share capital” pursuant to Section 304 of the Companies Law, 5759-1999. In the event of this not being possible, then exercise of the Option Warrants shall be subject to payment by the Offeree in respect of the full nominal value of all of the Exercise Shares.

Fractional shares will be rounded up to the nearest complete share.

The Plan Manager may, at its exclusive determination, determine a manner of exercise that is at variance with the methods of exercise described above.

7.5	Allotment of Exercise Shares

The Company shall, within a reasonable time following the receipt of the signed Exercise Notice and payment of the Exercise Price, allot the Exercise Shares to the Trustee (pursuant to the appropriate blocking period) or to the Offeree, as the case may be.

7.6	Exercise costs

The costs of the exercise and any commission involved in the exercise (if any) shall be borne by the Offeree.

8.	Waiver of Option Warrants

The Offeree may, at any date prior to the expiry of the Option Warrants granted, waive Option Warrants that have been granted to him by giving written notice at the registered office of the Company. The notice of waiver will specify the number of Option Warrants that were granted to the Offeree and which he is waiving, and be signed by the Offeree.

Upon receipt of the notice of waiver by the Company, such Option Warrants will be cancelled and may be re-allotted.

9.	Option Warrants Term

Unless otherwise prescribed by the BOD of the Company and unless they have previously expired in accordance with the terms of this Plan, all of the Option Warrants that have been allotted on behalf of any Offeree according to this Plan but not exercised, including Option Warrants that have vested, will expire and be cancelled at 17:00 Israel time, ten years after the date of the allotment thereof (hereinafter: “the Option Term”).

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10.	Termination of employment

10.1	Termination of employment

Unless otherwise prescribed by the Plan Manager, if the engagement between the Company and an Offeree (hereinafter: “the Engagement Termination”) will terminate then the Offeree may exercise the Option Warrants that he holds during the period prescribed for that purpose and specified in the Grant Letter or in the Plan provided that the Option Warrants in question have vested as of the date of the Engagement Termination (but in no event after the expiration of the Option Warrants Term as determined in the framework of the Grant Letter). To the extent Option Warrants exist on the date of the Engagement Termination that have not yet vested, they will revert and may be re-granted pursuant to the terms of the Plan. If the Offeree has not exercised the vested Option Warrants within the time frame prescribed for that purpose in the framework of the Grant Letter or the Plan, then the Option Warrants will expire and the number of the above shares will revert and may be granted under the terms of the Plan.

In the absence of provisions to the contrary in the Grant Letter, the following provisions will apply:

10.1.1	Engagement Termination without Cause (including in the case of death or Disability).

In the event of the Engagement Termination between the Offeree and the Company for any reason or Cause being other than that defined in the Plan as a “Cause” for terminating his employment, including as a result of the death or Disability (hereinafter: “Employment Termination”), then Option Warrants that have been granted to the Offeree and which have vested may be exercised by the earlier of: (1) twelve (12) months following the date of the Engagement Termination; (2) the expiration date of the Option Warrants Term.

10.1.2	Engagement Termination for Cause

Unless otherwise prescribed by the Plan Manager, in the event of the Engagement Termination between the Offeree and the Company following Cause (as defined above) then Option Warrants that have been granted to the Offeree and which have vested may be exercised by the date of the Engagement Termination.

10.2	Employment Termination date

For purposes of the Plan or any Option Warrant or Grant Letter of Option Warrants, and unless otherwise specified in the relevant Grant Letter, the date of the Engagement Termination (either for Cause or other cause), shall be the date of the effective termination of the engagement with the Offeree.

10.3	Absence without pay

Save where the Plan Manager will determine otherwise, the Vesting Term of securities that have been granted according to the Plan will be suspended during the Offeree’s absence without pay.

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10.4	Change of status

A person supplying services to the Company (as employee, director, Officer or Consultant of the Company or of an Affiliate Company) will continue to be deemed the provider of services in the event also of (a) absence of the Company’s approval; (b) relocation between different locations of the Company or between the Company and the Parent Company or subsidiary or other company replacing the same; (c) change of status (from employee to director, from employee to Consultant and the like); provided that such change does not impact the specific conditions in the Offeree’s Grant Letter.

11.	Trust arrangement and Blocking Period according to the Ordinance

11.1	General

This Plan and the allotments thereunder are subject to the provisions of Section 102 and 3(i) of the Ordinance – as existing from time to time, and the Rules by virtue thereof, and the Offerees are bound to act pursuant to the provisions of the Ordinance and such Rules.

11.2	Allotment tracks by trustee

If the Company elects to grant Option Warrants by: (1) a capital gains track by trustee; or (2) work income track by trustee; then, pursuant to the requirements of Section 102, the Company will appoint one trustee only to hold the Option Warrants in trust for the benefit of the Offeree as will be allotted on the Offeree’s behalf and the Exercise Shares that will be allotted upon the exercise of Option Warrants.

The Blocking Period of Option Warrants that have been granted under the Allotment Track by Trustee, shall be as follows:

(a)	Capital gains by trustee Taxation Track - if the Company elects to allot the Option Warrants pursuant to the terms of this track, then the Blocking Period shall be 24 months commencing on the date of the allotment of the Option Warrants to the Trustee on the Offeree’s behalf, or during such other period as will be determined under any amendment of Section 102.

(b)	Work – income Taxation Track by trustee –

If the Company elects to allot the Option Warrants pursuant to the terms of this track, then the Blocking Period shall be 12 months commencing on the date of the allotment of the Option Warrants to the Trustee on the Offeree’s behalf, or during such other period as will be determined under any amendment of Section 102.

Subject to the conditions of Section 102 and the Rules, an Offeree may not receive from the Trustee, sell or effect any disposition whatsoever of the Option Warrants and/or the Exercise Shares before the expiration of the Blocking Period. If an Offeree sells or transfers from the Trustee the Exercise Shares before the expiration of the Blocking Period (hereinafter: “Breach”), the Offeree shall pay all of the required taxes for the payment following the Breach according to Section 7 of the Rules.

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11.3	Allotment track by means of Section 3(i) or otherwise than by a Trustee

If the Company elects to allot Option Warrants according to Section 3(i) or under a track otherwise than by means of a trustee, the Option Warrants shall not be subject to any blocking period.

11.4	Election of Tax Track

If the Company shall, at its exclusive determination, select the Tax Track under which Option Warrants will be allotted and notify the Offeree of the particular track under which the Option Warrants are granted. Allotment of Option Warrants to a Consultant and/or to the Controlling party shall only be effected according to Section 3(i) of the Ordinance. One Tax Track only will be selected for an Allotment Plan of Option Warrants to the extent the allotment is under a track with a trustee, unless the provisions contained in Section 102(g) of the Ordinance apply to employees of one of the Employer Companies (as defined in Section 102(a) of the Ordinance).

11.5	Cumulative conditions

The Blocking Period (if any) is in addition to the Vesting Term mentioned in section 7.3 above. The Blocking Period and the Vesting Term may overlap, but do not constitute an alternative for one another and each of them constitutes an independent condition for the Option Warrants to be granted.

11.6	Trust Agreement

The appropriate conditions of the trust deriving from the particular Tax Track that will have been selected by the Company will be set out in a trust agreement that will be signed between the Company and the Trustee (“Trust Agreement”).

11.7	Foreign–resident Offerees

The Company may, in accordance with this Plan and subject to the provisions of the Ordinance, grant Option Warrants on a track without a trustee and/or according to Section 3(i) of the Ordinance, to Offerees residing outside of Israel (hereinafter collectively called: “Foreign–resident Offerees”). It is clarified that additionally, the Option Warrants to Offerees to whom the Company has resolved or will resolve to allot Option Warrants on a track without a trustee and/or according to Section 3(i) of the Ordinance, will be deposited with a trustee and the exercise thereof will be effected by means of a trustee on the same procedure that is prescribed in this Plan. For the avoidance of doubt it is clarified that the services that will be supplied by the Trustee to Foreign–resident Offerees as stated above will be supplied by virtue of plan management services that the Trustee supplies to the Company and not by virtue of the Trustee’s position as trustee in accordance with the provisions of Section 102 of the Ordinance.

Notwithstanding the foregoing as mentioned in this clause, with respect to Foreign-resident Offerees, the Plan Manager may, at its exclusive decision, determine that the manner of exercising the Option Warrants will be effected otherwise than in the form detailed in this Plan; including in a manner by which on the exercise date of such Option Warrants and subject to compliance with all the remaining provisions contained in this Plan, the Company by which the foreign-resident employee is employed (being a corporation controlled by the Company) will acquire on his behalf shares of the Company in the number to which he is entitled against the exercise of the Option Warrants by him, this being subject to the provisions of any law, including those contained in Section 309 of the Companies Law regarding permitted distribution tests at the time of the acquisition of a parent company’s shares by a subsidiary.

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12.	Holding period of the Shares in trust

The Exercise Shares and the additional rights that have been allotted by the Company to the Trustee will be held by the Trustee for the benefit of the Offeree at the Company’s expense for a period not exceeding three (3) years from the date of the termination of the Option Warrants Term. The Plan Manager will instruct the Trustee in regard to the manner of the transfer of the Exercise Shares and such additional rights.

13.	Rights as a shareholder of the Company

The Exercise Shares will rank pari passu with the rights of the ordinary shares of the Company, in all respects, immediately upon allotment and shall be entitled to all and any dividend or other bonus/benefit the effective entitlement record date of which falls on or after the allotment date thereof.

Whenever the Offeree shall be entitled to receive rights and/or bonus shares and/or any other right to the extent it is granted to an Offeree by virtue of the Option Warrants and/or the Exercise Shares (hereinafter: “the Rights”), and on the Effective Date for the distribution of the Rights the Option Warrants and/or the Exercise Shares are held by the Trustee, the Rights will be transferred to the Trustee, the Company to be the party to deduct tax at source according to the Trustee’s instructions pursuant to the provisions of law, (if and to the extent the same applies) and all the Rights will be allotted to the Trustee for the benefit of the Offerees and be held by the Trustee until the expiration of the Blocking Period of the Option Warrants in respect of which the Rights have been allotted and the terms of the particular Tax Track will apply to such additional Rights.

In the event of the Company distributing a cash dividend and on the Effective Date for the distribution of the dividend the Trustee holds Exercise Shares on behalf of any of the Offerees, the Company shall transfer to the Trustee the dividend amounts in respect of the Exercise Shares that are so held by the Trustee on behalf of each Offeree, the Trustee to be the party to deduct tax at source by law, (if and to the extent this will be required) and will then transfer the dividend amounts (after deduction of the tax) to the Offeree. The Trustee and the Company may determine that the dividend will be remitted by the Company directly to the Offerees and the Company will deduct tax at source according to the Trustee’s instructions pursuant to the provisions of any law and submit a certificate of the deduction of the tax to the Trustee.

14.	Absence of special rights in employment

This Plan does not operate to grant to any Offeree any right whatsoever for the continued employment or provision of services to the Company or to an Affiliate Company or operate to clog in any manner the Company’s or the Affiliate Company’s right to terminate the employment or the provision of the services by the Offeree at any time or increase or reduce the salary which is given to an Offeree.

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15.	Restrictions on the sale of Option Warrants

The Trustee will not effect any transaction or operation of or with the Option Warrants and/or the Exercise Shares, nor shall it transfer or assign the same or draw the same or impose any attachment or charge the same voluntarily, nor shall it grant on account thereof any power of attorney or deed of transfer, having immediate or future effect, save for a transfer by way of testamentary disposition or operation of law, until after the payment of the applicable tax by reason of the allotment thereof or after payment of such tax is secured; on a transfer of the Shares by reason of a testamentary disposition or by operation of law, the provisions of Section 102 and those of the Rules applicable to the successors or assigns of the Offeree will, as appropriate, apply. The Trustee will not transfer Option Warrants to any third party including the Offeree save in accordance with the instructions that it will receive from the Plan Manager.

16.	Voting

As long as Exercise Shares are held for the benefit of Offerees by the Trustee, the Offeree may vote in respect of the Exercise Shares. The Company will send notices regarding general meetings of the Company to the Trustee and the Trustee in turn will remit such notices to each Offeree according to the Plan. An Offeree wishing to participate in general meetings of the Company or exercise his right to vote in respect of the Exercise Shares that are held for his benefit by the Trustee, will approach the Trustee in writing at least fourteen days before the date of the meeting and the Trustee will send the Offeree a power of attorney to participate in the general meeting and vote in respect of the Exercise Shares that are held for the Offeree’s benefit by the Trustee, in accordance with the mechanism set by the Company for all its shareholders.

17.	Taxes

17.1	This Plan shall be subject to, construed in accordance with and satisfy all the requirements of Section 102, the Rules and Section 3(i) and any written confirmation from the tax authorities in Israel. All the tax ramifications pursuant to any statute that will ensue as a result of the grant or allotment of Option Warrants or the Exercise Shares, from the exercise of Option Warrants or the holding or sale of the Exercise Shares (or of any other security that will be allotted according to the Plan) by or on behalf of the Offeree will be paid by the Offeree. The Offeree will indemnify the Company or the Affiliate Company or the Trustee, as appropriate, and absolve them from any liability for any payment of tax or any penalty, interest or linkage.

17.2	If the Company elects to allot Option Warrants according to the conditions of the work-income track without a trustee (as stated in section 11.3 above) and if before the exercise of part or all of the above Option Warrants the Offeree will cease to be an employee, Consultant, Officer or director of the Company or of the Affiliate Company, the Offeree will deposit with the Company a guarantee or such other security as is required by the Law to secure the payment of the appropriate tax at the time of a realisation of the above Option Warrants.

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17.3	Deduction of tax at source

17.3.1	Wherever payment is required from the Offeree or the Company or the Affiliate Company by means of deduction of tax at source in connection with the Option Warrants granted to the Offeree or the Exercise Shares, the Company or the Affiliate Company and/or the Trustee may demand from the Offeree an amount sufficient to cover any such demand for the deduction of tax at source and on any event on which shares or other assets in kind are transferred in consequence of the exercise of Option Warrants, the Company or the Affiliate Company and/or the Trustee shall have the right to demand from the Offeree the transfer of an amount in cash sufficient to fulfil any demand of the deduction of tax at source and if such amount will not be transferred when due, the Company or the Affiliate Company and/or the Trustee shall have the right to withhold or set off (subject to the Law) the shares or such other asset until such payment has been transferred by the Offeree.

17.3.2	Before such applicable tax mentioned in Section 7 of the Rules has been paid, neither the Option Warrants or the Exercise Shares shall be transferable, assignable, available for pledge, attachment or other voluntary charge nor shall any power of attorney or deed of transfer be granted by reason thereof having effect immediately or at a future date, save for a transfer by virtue of testamentary disposition or operation of law; and in the event of the transfer of the Option Warrants or the Exercise Shares by virtue of such testamentary disposition or by operation of law, the provisions contained in Section 102 and in the Rules shall apply to the Offeree’s successors or assigns.

18.	Prohibition against the transfer of Option Warrants

The Trustee shall not transfer Option Warrants to any third party including the Offeree, save in accordance with the instructions that it will receive from the Plan Manager.

19.	Transfer of rights on death

A transfer of rights to Option Warrants or Exercise Shares pursuant to a testamentary disposition or pursuant to Law shall be valid and binding on the Company only after the following certifications, signed and certified by a notary will have been furnished to the Company:

19.1	written application to transfer and a copy of the legal document creating or affirming the right of such person to act in relation to the Offeree’s estate and giving rise to or affirming the transferee’s right;

19.2	written agreement of the transferee to pay any amount relating to the Option Warrants or the Exercise Shares and consent to pay any payment so required pursuant to the terms of the Plan and consent to comply with all of the terms of the Plan;

19.3	Such other evidence as will, in the opinion of the Plan Manager be required to substantiate the right to transfer the Option Warrants or the Exercise Shares and the validity of the transfer.

20.	Absence of other rights in respect of Option Warrants

Subject to the provisions of the Plan, no person other than an Offeree shall have any rights whatsoever in relation to Option Warrants that have been allotted to an Offeree under the Plan.

21.	Expenses and proceeds

Expenses incurred in relation to the administration and implementation of this Plan (including stamp duty) will be borne by the Company. The Company may apply any proceeds that will be received following the exercise of any Option (to the extent such proceeds are received) for general purposes and for other corporate objectives.

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22.	Required approvals

The Plan is subject to the receipt of all the approvals required according to Section 102, the Rules and the Law.

23.	Applicable law and jurisdiction

This Plan and all the documents ancillary thereto that have been delivered or signed by a company of the Company Group in connection with this Plan will be construed, administered and subject to the laws of the State of Israel. The jurisdiction in relation to all matters connected with this Plan and all of such ancillary documents shall be exclusively vested in the relevant Courts of Tel Aviv-Jaffa.

24.	Treatment of the Offerees

Not all the Offerees need be treated in like manner.

25.	Deviations

Unless otherwise directed by the Plan Manager, in the event of any deviation between the terms of this Plan and the Grant Letter, the provisions of the Plan will prevail.

26.	Undertakings of the Offeree

The Offeree, shall at the time of receiving Option Warrants according to the Plan, warrant and declare as follows: (1) to agree and acknowledge that he has received and read the Plan and the Grant Letter and agrees to all of the terms thereof, including, without derogating from the generality of the foregoing, his consent to bear all tax liabilities and other compulsory payments that will emanate as a result of the offer and allotment of the Option Warrants, the exercise or sale of the Exercise Shares, including agreeing to and authorising the Company to deduct at source (including, if necessary, from a number of the Option Warrants and/or of the Exercise Shares) any such tax that will apply; (2) undertake to fulfill all of the conditions set forth in Section 102 (including provisions relevant to the Tax Track), Section 102 Rules or the provisions of Section 3(i) (as appropriate), the Plan, the Grant Letter and the Trust Agreement; and (3) subject to the provisions and conditions of Section 102 and the Rules (to the extent that the same apply to the Offeree), the Offeree undertakes not to sell or remove the Exercise Shares from the Trust before the expiration of the Blocking Period; (4) the Offeree’s undertaking to fulfil the exercise procedure of Option Warrants and sale of the Exercise Shares, as will be agreed between the Company and the Trustee.

27.	Term of the Plan

The Plan Manager may grant Option Warrants according to this Plan for 10 years from the date on which Option Warrants will first have been granted according to this Plan. After such term, the Plan will expire and Option Warrants thereunder may no longer be granted or allotted unless the term of the Plan has been extended by the Plan Manager before the date of the expiration thereof.

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